UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2006
Intervoice, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-15045	75-1927578
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
17811 Waterview Parkway,
Dallas, Texas 75252
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (972) 454-8000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
SIGNATURE

Item 7.01. Regulation FD Disclosure
     In its Annual Report on Form 10-K for the fiscal year ended February 28, 2006, the Company stated that a reported increase in messaging solutions sales from fiscal 2005 to fiscal 2006 was largely attributable to the recognition of approximately $6.2 million in fiscal 2006 under the first two contracts for our new advanced messaging product – media exchange for networks. The Company also disclosed that the two contracts were scheduled for completion during the first half of fiscal 2007. As an update to this prior disclosure, the Company recently received a notice of acceptance under one of the contracts for a project in Latin America. While the Company is still in the process of reviewing the amount of revenue it will realize as a result of receiving the notice of acceptance, the Company currently anticipates recognizing approximately $900,000 under the contract during the current quarter which ends May 31, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVOICE, INC.
By:	/s/ Craig E. Holmes
Craig E. Holmes
Executive Vice President and Chief Financial Officer

Date: May 18, 2006